Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333 on Form S-8 of our report dated March 16, 2023 relating to the consolidated financial statements of Entravision Communications Corporation and the effectiveness of Entravision Communications Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Entravision Communications Corporation for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

June 30, 2023